UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 23, 2009
COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1800 — 114th Avenue SE
BELLEVUE, WA 98004

(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (425) 943-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 23, 2009, Redbox Automated Retail, LLC (“Redbox”), a wholly-owned subsidiary of Coinstar, Inc. (“Coinstar”), executed a lease for Redbox corporate office space at the project known as Oakbrook Terrace Tower and Annex (the “Oakbrook Property”) at One Tower Lane, Oakbrook Terrace, Illinois 60181 (the “Lease”), with Long Ridge Office Portfolio, L.P., a Delaware limited partnership, effective as of December 22, 2009. The Lease is anticipated to commence on August 1, 2010 and provides for a term of approximately 11 years (the “Term”). Redbox will rent 112,370 square feet in the Oakbrook Terrace Tower and 24,555 square feet in the Oakbrook Terrace Annex. Over the Term, Redbox is expected to pay aggregate rental fees of approximately $28 million (including certain rent abatement terms), and will be responsible for certain tax, construction and operating costs associated with the rented space. In addition, Redbox under certain circumstances will have the ability to extend the lease for a five-year period, rent additional space at the Oakbrook Property under a right of first offer and refusal, and terminate the Lease after six years. Coinstar will guarantee up to $2.5 million of payments under the Lease.
The description of the Lease is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed as an exhibit to the Coinstar’s Annual Report on Form 10-K for the year ending December 31, 2009.
Certain statements in the foregoing are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain words and expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements include statements regarding future payments and other actions under the Lease. Forward-looking statements are not guarantees of future performance and performance may vary materially from those expressed or implied in such statements. Differences may result from actions taken by Redbox, Coinstar or third parties, including those beyond Redbox’s or our control. Such risks and uncertainties include, but are not limited to, failure to abide by the terms and requirements of the Lease. The foregoing risks and uncertainties are illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, as well as other filings. These forward-looking statements reflect Coinstar’s expectations as of the date hereof. Coinstar undertakes no obligation to update the information provided herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.
Date: December 30, 2009	By:	/S/ DONALD R. RENCH
Donald R. Rench
General Counsel and Corporate Secretary